Exhibit 5.1



                       ARTER & HADDEN LLP
                  1717 Main Street, Suite 4100
                       Dallas, Texas 75201
                      Tel:  (214) 761-2100
                      Fax:  (214) 741-7139

                        January 20, 1999



Vanstar Corporation
2575 Westside Parkway, Suite 500
Alpharetta, Georgia  30004

          Re:  Vanstar Corporation
               Registration Statement on Form S-8
               Employee Stock Purchase Plan

Gentlemen:

    We have acted as counsel for Vanstar Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 20, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an additional 1,000,000 shares (the "Additional Shares") of the $0.001 par value common stock (the "Common Stock") of the Company that will be issued upon purchase by certain employees (the "Issuances") that may be sold under the Vanstar Corporation Employee Stock Purchase Plan, as amended (the "Employee Plan") in addition to the 1,000,000 shares of Common Stock previously reserved for issuance under the Employee Plan.

    You have requested the opinion of this Firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, as both have been amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment, approval and amendment of the Employee Plan and related matters;
(3) the Registration Statement and exhibits thereto, including the Employee Plan; (4) that Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 1996 (Reg. No. 333-11357) and incorporated by


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Vanstar Corporation
January 20, 1999
Page 2


reference into the Registration Statement; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations and certificates of officers or directors of the Company or certain public officials and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

    Based upon our examination, consideration of, and reliance on the documents and other matters, described above, and subject to the comments and exceptions noted below, we are of the opinion that assuming (i) the Issuances to be sold in the future will be duly sold in accordance with the terms of the Employee Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who receive Issuances, under the Employee Plan, (iii) the Issuances are in accordance with the provisions thereof and in accordance with the provisions of the Employee Plan and (iv) the consideration for the Additional Shares of Common Stock issuable upon the Issuances is actually received by the Company as provided in the Employee Plan and the particular Issuance, and such consideration exceeds the par value of such shares, then the Additional Shares of Common Stock issued pursuant to the Issuances sold under and in accordance with the Employee Plan will be validly issued, fully paid and nonassessable.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General
Corporation Law of the State of Delaware as in effect on the date hereof.


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Vanstar Corporation
January 20, 1999
Page 3



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our Firm included in or made a part of the Registration Statement.
In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                              Respectfully submitted,

                              /s/ Arter & Hadden LLP

                              ARTER & HADDEN LLP